UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2009

iShares® Silver Trust

(Exact name of registrant as specified in its charter)

New York	001-32863	13-7474456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Barclays Global Investors International, Inc.

400 Howard Street

San Francisco, California 94105

Attn: BGI’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 9, 2009, Barclays Global Investors UK Holdings Limited, the parent company of Barclays Global Investors International, Inc., the sponsor of the iShares® Silver Trust (the “Trust”), entered into an agreement which contemplates the sale of its interest in the sponsor and certain affiliated entities to Blue Sparkle, L.P., a Cayman Islands limited partnership. Blue Sparkle, L.P. is an investment vehicle for private equity funds affiliated with CVC Capital Partners Group SICAV-FIS S.A., a private equity and investment advisory firm. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Press release dated April 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2009

iShares® Silver Trust*

By:	Barclays Global Investors International, Inc.

By:	/s/ Geoffrey Flynn
Name:	Geoffrey Flynn
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Principal

*	The registrant is a trust. The individuals specified above are signing in their capacities as officers of Barclays Global Investors International, Inc., the sponsor of the trust.